                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                   FIRST SECURITY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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     (2) Form, Schedule or Registration Statement No.:
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     (3) Filing Party:
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     (4) Date Filed:
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
                           FIRST SECURITY CORPORATION
                            79 SOUTH MAIN, 2ND FLOOR
                           SALT LAKE CITY, UTAH 84130

                            ------------------------

                    SUPPLEMENT TO PROXY STATEMENT/PROSPECTUS

                                                                  March 14, 2000

Dear Fellow Stockholders:

    The Board of Directors of First Security Corporation has scheduled a stockholder meeting for March 22, 2000, at which time you will be asked to consider and vote on certain matters relating to our pending transaction with Zions Bancorporation that are of significant importance to you as a stockholder. We had initially anticipated that, contemporaneously with our stockholder meeting, Zions would also be convening a shareholder meeting, at which time Zions shareholders would be asked to consider and vote upon the merger of First Security and Zions. Zions has since announced that it has rescheduled its shareholders meeting for March 31, 2000 and has indicated that Goldman, Sachs & Co., the financial advisors for Zions, has withdrawn its fairness opinion with respect to the proposed merger.

    Your Board of Directors has unanimously reaffirmed its recommendation of the pending merger with Zions and has urged the Zions' Board to take the steps necessary to cause the merger to be consummated as contemplated by the terms of the merger agreement between the parties. We have also stated publicly that First Security believes there is no basis for the withdrawal of the fairness opinion by Goldman Sachs, and that there has been no material adverse effect under the terms of the merger agreement.

    First Security is poised to complete this merger on which we have diligently worked for over nine months. Your Board of Directors believes that the transaction as originally negotiated remains fair and in the best interest of all of the stockholders of First Security and is determined to take all steps within its control to bring this transaction to its proper fruition.

    As part of that process, we are seeking your approval of the issuance of shares as required in accordance with NASDAQ rules. These shares would be issued in connection with a proposed triangular merger between a newly formed wholly owned subsidiary of First Security and Zions. We are also seeking your approval of a proposal to amend and restate the certificate of incorporation of First Security to provide, among other things, that each share of First Security common stock outstanding immediately prior to the effective time of the restatement will be reclassified and converted into 0.442 of a share of common stock of First Security. By obtaining this approval of the First Security stockholders, First Security will be in a position to consummate the planned combination with Zions promptly upon Zions' receipt of the requisite approval of the Zions shareholders under Utah law.

    As discussed in greater detail in the attached Supplement, there is a significant risk that the actions that have been taken by Zions and its financial advisors in the past several days may make it difficult for Zions to obtain the requisite shareholder approval that is needed under Utah law for Zions to consummate the merger with First Security as contemplated by the merger agreement. First Security believes that Zions is in breach of its obligations under the merger agreement to use reasonable best efforts to consummate the merger and to refrain from taking actions which would be reasonably likely to cause the merger not to be consummated. First Security further believes that the Zions Board is in breach of its obligation to at all times continue its recommendation of the merger "without qualification." First Security is prepared to pursue all options available to it to protect its interests and the interests of its stockholders. We still remain hopeful that Zions will honor its prior commitments to First Security and take the actions necessary, consistent with its duties under the agreement, so that the transaction can go forward as planned. This is a great transaction for all stockholders and the underlying rationale for the merger has not changed. First Security remains a vibrant franchise with a storied seventy-one year history.

    In all circumstances, we remain committed to ensuring that the interests of the First Security stockholders remain paramount and that the value of the great franchise that we have built at First Security is delivered to our stockholders. We will continue to work diligently in the days ahead in the advancement of your interests.

                                          Sincerely,

                                                          [LOGO]

                                                    Spencer F. Eccles
                                           CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                                FIRST SECURITY CORPORATION

                             YOUR VOTE IS IMPORTANT
                         PLEASE VOTE YOUR SHARES TODAY

  If you have questions or need assistance in voting your shares, please call toll free:

                                     [LOGO]

                          17 State Street, 10th Floor
                               New York, NY 10004
                         CALL TOLL-FREE (800) 223-2064

    Investors and security holders are advised to read the proxy statement/prospectus, and any amendments or supplements thereto when they become available, because each of these documents, filed with the Securities and Exchange Commission, contains, or will contain, important information.

    The date of this supplement to the proxy statement/prospectus is March 14, 2000, and it is being mailed or otherwise delivered to First Security stockholders on or about such date.

                       THE FIRST SECURITY SPECIAL MEETING

    The First Security special meeting of stockholders will be held at the Salt Lake City Marriott Hotel, 75 South West Temple, Salt Lake City, Utah 84101 at 11:00 a.m. on March 22, 2000. The purpose of the meeting is to consider and vote on the following matters:

1. A proposal to authorize the issuance of shares of First Security common stock to Zions stockholders in connection with the proposed combination of First Security and Zions as contemplated by the Agreement and Plan of Merger, dated as of June 6, 1999, between First Security and Zions.

2. A proposal to amend and restate the certificate of incorporation of First Security to provide, among other things, that each share of First Security common stock outstanding immediately prior to the effective time of the amendment and restatement will be automatically reclassified and converted into 0.442 of a share (the exchange ratio) of common stock of the combined company. Certain other changes to the certificate of incorporation are discussed on page 24 of the joint proxy-supplement. First Security will only amend and restate its certificate of incorporation to effect these changes if the combination with Zions is consummated.

3. Such other business as may properly come before the First Security special meeting.

    At the March 22 meeting, stockholders will be requested to approve the issuance of shares in connection with an alternative structure as contemplated by Section 9.10 of the merger agreement. We are proposing that the transaction be structured as a reverse triangular merger in which First Security would establish a newly formed wholly owned subsidiary under Utah law which would merge into Zions. Under this revised structure, there would be no change in the amount or form of consideration to be received by the stockholders of Zions and the holders of Zions Common Stock Options. This structure will not change the tax consequences of the merger to the stockholders of First Security or Zions or the accounting treatment of the merger. First Security also believes that it will be able to obtain any necessary consents or waivers from the Board of Governors of the Federal Reserve System in connection with the revised structure. As discussed in greater detail below, the purpose of this change is to permit First Security to hold its stockholders meeting in advance of the date of the Zions shareholders meeting without having the receipt of stockholder approval trigger the occurrence of a change of control under the First Security Comprehensive Management Incentive Plan. First Security would not wish to trigger such a consequence without having a high degree of certainty that the other conditions to the merger would be satisfied shortly thereafter. Consummation of the transaction, however, would still be anticipated to constitute a change of control under such plan.

    Zions has not yet consented to this change in structure and there can be no assurance that it will provide such consent. However, it is First Security's view that Zions would be obligated to do so under the terms of the Agreement as part of its obligations to use reasonable best efforts to cause the transaction to be consummated.

    First Security also intends to adjourn the special meeting of stockholders even after receipt of the approvals specified above, so that it would be able to obtain stockholder approval for the original merger structure at a later date if such approval is needed to facilitate the consummation of the planned transactions. First Security also reserves the right to adjourn the meeting to obtain stockholder approval for the matters presented in this proxy supplement.

                 OPINION OF FIRST SECURITY'S FINANCIAL ADVISOR

    J.P. Morgan Securities Inc., financial advisor to First Security, has reaffirmed as of February 17, 2000, its opinion regarding the fairness, from a financial point of view, of the exchange ratio to the stockholders of First Security, as set forth in the proxy statement prospectus in Annex E.

                           THE ZIONS SPECIAL MEETING

    Zions has announced that it has rescheduled its special stockholders meeting to March 31, 2000. Based upon the recent course of conduct by Zions, First Security can provide stockholders with no assurances as to when and if such meeting will be held and as to whether Zions will be able to obtain the requisite approval of the Zions shareholders to permit the consummation of the planned transactions. First Security continues to urge Zions to honor its obligations under the merger agreement and to take the steps necessary to obtain the requisite approval of the Zions shareholders.

    First Security has informed Zions that it does not believe that Zions would be entitled to terminate the merger agreement under the provisions of
Section 8.01 in the event that either its shareholder meeting is not held by March 31, 2000 or such a meeting is held and Zions fails to obtain the requisite approval of its shareholders. First Security has indicated to Zions that it is of the opinion that the merger agreement would require Zions to take additional actions past March 31, 2000, including by convening a subsequent meeting of shareholders in order to fulfill its obligations under the Agreement and that if the requisite conditions to the merger are not satisfied as a consequence of Zions' affirmative breach of the Agreement, First Security intends to reserve all rights under the Agreement to hold Zions accountable for its actions.

                FIRST SECURITY'S FIRST QUARTER EARNINGS FORECAST

    On March 3, 2000, First Security issued the following update concerning its anticipated earnings forecast:

    First Security reported that recently updated revenue and income projections indicate a decline in the first quarter of 2000 from prior period amounts. On a standalone basis, for the first quarter of 2000 First Security is projecting a decline in revenue of 8% from the fourth quarter of 1999. First Security reported that it is experiencing a revenue decline in certain business lines, most notably mortgage banking, as well as margin compression due to the rising interest rate environment. First Security also believes that its revenue momentum and its funding mix have been adversely affected by the delay in closing the merger with Zions. First Security is also experiencing increased charge-offs in its indirect auto and consumer lending, which it attributes to a temporary systems problem that occurred in October 1999 when a system enhancement was being installed. This systems problem has since been corrected, but higher charge-offs are expected to persist through the first quarter, normalizing for the balance of the year. First Security indicated that earnings for the quarter on a pre-merger basis will be down some $.07 to $.09 per share from the reported earnings of $.33 in the fourth quarter of 1999.

    At the time of this announcement, Harris Simmons, president and chief executive officer of Zions, stated, "Zions remains committed to supporting the merger."

    Zions and its counsel later confirmed to the market that this announcement did not constitute a Material Adverse Effect under the terms of the merger agreement.

    First Security continues to have a strong, attractive banking franchise located in desirable growth markets. While the near term impact of rising interest rates combined with an unexpectedly long delay in the consummation of the pending merger with Zions has had a negative impact on earnings, these are short term trends that have also impacted other banking organizations and that First Security expects will reverse over time. Zions fully understood that it was assuming the risk of a changing economic environment when it negotiated the merger agreement with First Security and the definition of Material Adverse Effect in the Agreement expressly excludes changes in general economic conditions affecting banks and their holding companies generally. Zions was well aware of the exposure of the First Security balance sheet, and of First Security's mortgage and indirect auto businesses, to changing rates and was well aware of and consented to the major balance sheet positioning decisions that have been made by First Security since June of last year. Goldman Sachs' conclusion that these events have somehow rendered the transaction unfair to the Zions stockholders at this point in time is in First Security's view without foundation. First Security believes that Zions has breached the merger agreement in obtaining that opinion and will continue to breach by publishing or relying upon that opinion to defeat the merger.

    Zions and First Security have previously reported pro forma combined net income and earnings per share estimates for 2000 and 2001 based upon Institutional Brokerage Estimate System median estimates for 2000 and 2001 for each company. Since those estimates have since been revised, stockholders should no longer rely on the previously reported pro forma estimates.

                     VALUATION OF CROSS-OWNERSHIP POSITIONS

    Zions owns approximately 9,450,000 shares of First Security common stock, which shares are held in Zions' available for sale securities portfolio. First Security owns approximately 1,500,000 shares of Zions common stock, which shares are held in First Security's available for sale securities portfolio. Due to the recent decline in trading values of the Zions and First Security shares, both companies will likely experience unrealized losses when those shares are marked to market at March 31, 2000.

           THE FIRST SECURITY COMPREHENSIVE MANAGEMENT INCENTIVE PLAN

    Under the terms of the First Security Comprehensive Management Incentive Plan, First Security has, as a matter of course, issued options to acquire First Security common stock to its officers and other employees. Under the terms of the plan, upon a change of control, as defined in the plan, each holder of an option will have the right to elect during the 60-day period following a change of control to exercise each outstanding option and receive in respect of the option a number of shares of First Security common stock with a fair market value equal to the difference between:

    - The higher of the merger price and the highest reported sales price during the 60-day look-back period before the date of the change of control, and

    - The exercise price.

    Under the terms of the plan, a change of control includes, among other things, approval by the First Security stockholders of a direct merger between First Security and Zions, even if the merger is not consummated. The definition of a change of control, however, does not include stockholder approval of the issuance of shares as required under the rules of the NASDAQ in the context of a triangular merger structure such as the structure that First Security is now presenting to stockholders for approval at the special stockholders meeting. Accordingly, under the alternative structure for which First Security is seeking stockholder approval at this time, no triggering of accelerated rights under the plan will occur upon the receipt of First Security stockholder approval. The definition of change of control also includes certain changes to the composition of the First Security Board of Directors, which changes are presently anticipated to occur upon consummation of the proposed combination with Zions. Accordingly, upon consummation of the merger, it is anticipated that there would be a triggering of the acceleration rights as described above. First Security has also noted that if the consummation of the transaction does not occur until early May 2000, the highest reported sales price referred to in the 60-day look-back period would be a sale price that occurred following the March 3, 2000 press release.

    Shortly following the mailing of this Supplement, First Security will also be filing with the Securities and Exchange Commission its Annual Report on Form 10-K for the year ended December 31, 1999. This report, which is incorporated into the proxy statement/prospectus by reference, contains additional information concerning First Security's 1999 financial performance, including more detailed information relating to First Security's fourth quarter results along with certain additional forward looking information. See "Where You Can Find More Information" on page 85 of the proxy statement/prospectus for information on how to obtain a copy of this Report.

                                 VOTE REQUIRED

    Approval of the proposal to issue additional stock requires a majority of the total votes cast on the proposal in person or by proxy. Approval of the proposal to amend and restate the First Security certificate of incorporation requires the affirmative vote at the First Security special meeting of a majority of the outstanding shares of First Security common stock and First Security preferred stock, voting as one class. The directors and officers of First Security, who are entitled to vote approximately 6.6% of the outstanding shares of First Security common stock, have indicated their intention to vote in favor of the proposals presented at the special meeting.

                            SOLICITATION OF PROXIES

    First Security has retained Georgeson & Co., Inc. to assist First Security in connection with its communications with its stockholders with respect to, and to provide other services to First Security in connection with, the special meeting of First Security stockholders. Georgeson will receive a fee of $10,000 for its services and reimbursement of out-of-pocket expenses in connection therewith. First Security has agreed to indemnify Georgeson against certain liabilities arising out of or in connection with these matters.

                               VOTING PROCEDURES

FOR STOCKHOLDERS WHO HAVE ALREADY VOTED.

    We have enclosed a second proxy card (and a return envelope) for your use, in case you wish to change your vote. The proxy card requests your vote in connection with (1) the adoption of the merger agreement, (2) the amendment and restatement of First Security's certificate of incorporation and (3) such other business as may properly come before the meeting. A vote in favor of adopting the merger agreement will be counted as a vote in favor of the issuance of additional stock, and, only in connection with a meeting held substantially concurrently with a meeting of the Zions shareholders at which the requisite Zions shareholder approval is obtained, as a vote in favor of the original merger structure if such approval is needed to facilitate the consummation of the planned transactions. If you have already voted your proxy and you do not wish to change your vote, you do not need to return this second proxy card. If we receive the enclosed proxy card, duly executed and dated, prior to the date of the stockholders meetings, any proxy previously granted by you will be revoked without further action on your part. In addition, any proxy granted to First Security may be revoked before it is exercised by sending a written notice to the person to whom you submitted your proxy stating that you would like to revoke your proxy or by voting at the special meeting. All written notices of revocation and other communications with respect to the revocation of proxies for First Security should be addressed to First Security Corporation, 79 South Main, 2(nd) Floor, Salt Lake City, Utah 84130, Attention: Secretary. A stockholder whose shares are held in street name should follow the instructions of his or her broker regarding revocation of proxies. All shares of First Security common stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in favor of the matters to be voted upon at the stockholders meetings, but no proxy that has been voted against approval these matters will be voted in favor of adjournment or postponement of the stockholders meeting for the purpose of soliciting additional proxies.

FOR STOCKHOLDERS WHO HAVE NOT ALREADY VOTED.

    Enclosed for your convenience is a duplicate proxy card (and return envelope) for your use. You may use either the proxy card which was originally sent to you, or you may use the second proxy card enclosed herewith. The proxy card requests your vote in connection with (1) the adoption of the merger agreement, (2) the amendment and restatement of First Security's certificate of incorporation and (3) such other business as may properly come before the meeting. A vote in favor of adopting the merger agreement will be counted as a vote in favor of the issuance of additional stock, and, only in connection with a meeting held substantially concurrently with a meeting of the Zions shareholders at which the requisite shareholder is obtained, as a vote in favor of the original merger structure if such approval is needed to facilitate the consummation of the planned transactions. If we receive the enclosed proxy card, duly executed and dated, prior to the stockholders meetings, any proxy card previously granted by you will be revoked without further action. Any proxy granted to First Security may be revoked before it is exercised by sending a written notice to the person to whom you submitted your proxy stating that you would like to revoke your proxy, by submitting a properly executed proxy of a later date or by voting in person at a special meeting. All written notices of revocation and other communications with respect to the revocation of proxies for First Security should be addressed to First Security Corporation, 79 South Main, 2(nd) Floor, Salt Lake City, Utah 84111, Attention: Secretary. All shares of First Security common stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If no specification is made, the proxies will be voted in favor of the matters to be voted upon at the stockholders meeting, but no proxy that has been voted against these matters will be voted in favor of adjournment or postponement of the stockholders meetings for the purpose of soliciting additional proxies.

                             ADDITIONAL INFORMATION

    The proxy statement/prospectus as supplemented by this supplement incorporates by reference the information contained in the First Security Current Report on Form 8-K filed on March 3, 2000 as well as other important business and financial information about both our companies that is not included in or delivered with the proxy statement/prospectus or this supplement to the proxy statement/prospectus. See "Where You Can Find More Information" on page 85 of the proxy statement/prospectus.

           CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

    This proxy statement supplement contains certain forward-looking statements with respect to the financial condition, results of operations and business of each of First Security and Zions. These statements may be made directly in this proxy statement supplement referring to First Security or Zions, or may be incorporated in this proxy statement supplement by reference to other documents and may include statements regarding the projected performance of Zions and First Security for the period following the completion of the merger. You can find many of these statements by looking for words such as "believes", "expects", "anticipates", "estimates" or similar words or expressions. These forward-looking statements involve substantial risks and uncertainties. Some of the factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, the following possibilities:

    - combining the businesses of First Security and Zions may cost more than expected;

    - the timing of the completion of the proposed merger and new operations may be delayed or prohibited;

    - there may be increases in competitive pressure among financial institutions;

    - general economic conditions, either nationally or locally in areas in which Zions and First Security conduct their operations, or conditions in securities markets may be less favorable than currently anticipated;

    - combining the businesses of Zions and First Security may require divestitures of branches, deposits or loans as a result of the merger in an amount greater than expected;

    - expected cost savings from the merger may not be fully realized or realized within the expected time frame;

    - legislation or regulatory changes may adversely affect the ability of the combined company to conduct, or the accounting for, business combinations and new operations;

    - the continuing transition to the year 2000 may have an adverse impact on Zions, First Security or the banking industry in general;

    - integrating the businesses of Zions and First Security and retaining key personnel may be more difficult than expected;

    - our revenues after the merger may be lower than expected;

    - we may lose more business or customers after the merger than expected, or our operating costs may be higher than expected; or

    - changes in the interest rate environment may reduce interest margins.

    Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. First Security stockholders are cautioned not to place undue reliance on such statements, which speak only as of the date of this proxy statement supplement or the date of any document incorporated by reference.

    All subsequent written and oral forward-looking statements attributable to First Security or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. First Security does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this proxy statement supplement or to reflect the occurrence of unanticipated events.

                                   P R O X Y

                           FIRST SECURITY CORPORATION
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR SPECIAL MEETING OF STOCKHOLDERS--MARCH 22, 2000

    The undersigned stockholder of First Security Corporation, a Delaware corporation (the "Company"), acknowledges receipt of the Notice of Special Meeting of Stockholders and proxy statement/prospectus, dated February 17, 2000, and the undersigned revokes all other proxies and appoints Spencer F. Eccles and Morgan J. Evans, and each of them, the attorneys and proxies for the undersigned, each with full power of substitution, to attend and act for the undersigned at the Company's Special Meeting of Stockholders at 11:00 a.m., local time, March 22, 2000 and at any adjournments or postponements thereof and in connection therewith to vote and represent all of the shares of the Company's Common Stock and Preferred Stock covered by this proxy which the undersigned would be entitled to vote:

                                                 (change of address/comments)

                                              ----------------------------------
                                              ----------------------------------
                                              ----------------------------------
                                              ----------------------------------

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BY THE UNDERSIGNED. IF NO SPECIFICATIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

                                SEE REVERSE SIDE

/X/  Please mark your
vote as this

1. Proposal 1, To adopt the Agreement and Plan of Merger, dated as of June 6, 1999, by and between the Company and Zions Bancorporation.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

2. Proposal 2. To approve the amendment and restatement of the Company's certificate on incorporation.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Each of the above-named proxies present at said meeting, either in person or by substitute, shall have and exercise all the powers of said proxies hereunder.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

                                         Signature(s)
               -----------------------------------------------------------------
                                         Dated:
                        --------------------------------------------------------

                                         NOTE: PLEASE SIGN EXACTLY AS YOUR NAME
                                               APPEARS HEREON. WHEN SIGNING AS
                                               ATTORNEY, EXECUTOR ADMINISTRATOR,
                                               TRUSTEE OR GUARDIAN, PLEASE GIVE
                                               FULL TITLE AS SUCH. IF SHARES ARE
                                               HELD JOINTLY, EACH HOLDER SHOULD
                                               SIGN.

Dear First Security Corporation Stockholder:

We have previously sent you proxy materials for the Special Meeting of Stockholders of First Security Corporation to be held on March 22, 2000. Your First Security Corporation shares are registered in the name of your broker as the holder of record.

               --------------------------------------------------
                          YOUR SHARES CANNOT BE VOTED
               UNLESS YOU GIVE YOUR SPECIFIC VOTING INSTRUCTIONS!
               --------------------------------------------------

    Please return the enclosed Voting Instructions Form as soon as possible, or use one of the following voting methods:

                      Available 24 Hours -- 7 Days a Week!

                           --------------------------
                               VOTE BY TELEPHONE
                           --------------------------

             Using a touch-tone telephone, call the toll-free number
                      which appears on the top left corner
                    on your enclosed Voting Instruction Form.
                       Just follow these four easy steps:

--------------------------------------------------------------------------------
1. Read the First Security Corporation Proxy Statement and enclosed Voting Instruction Form.

2. Call the toll-free number located on the top left corner of your Voting Instruction Form.

3.    Enter your 12-digit Control Number located on your Voting Instruction
      Form.

4.    Follow the simple recorded instructions.
--------------------------------------------------------------------------------

                           --------------------------
                                VOTE BY INTERNET
                           --------------------------

                                 Go to website:
                               WWW.PROXYVOTE.COM

                       Just follow these four easy steps:

--------------------------------------------------------------------------------
1. Read the First Security Corporation Proxy Statement and enclosed Voting Instruction Form.

2.    Go to the website www.proxyvote.com.

3.    Enter your 12-digit Control Number located on your Voting Instruction
      Form.

4.    Follow the simple instructions.
--------------------------------------------------------------------------------

                      If you vote by telephone or Internet,
                  do not return your Voting Instruction Form.
                            Thank you for your vote!